Bonds.com Group, Inc. 8-K

Exhibit 99.1

BONDS.COM GROUP, INC. ANNOUNCES EFFECTIVENESS OF 1-FOR-400 REVERSE STOCK SPLIT

Shares of Common Stock Will Begin Split-Adjusted Trading on OTCQB Tomorrow

NEW YORK, NY, April 25, 2013 – Bonds.com Group, Inc. (the “Company”) (OTCQB: BDCG) announced today that a 1-for-400 reverse split of its common stock will take effect at 7:00p.m. EDT today.   The Company’s common stock will be quoted on the OTCQB on a split-adjusted basis beginning upon the opening of trading tomorrow, April 26, 2013, under the trading symbol of “BDCGD,” with the letter “D” added to the end of the trading symbol for 20 trading days to indicate that the reverse stock split has occurred.  After the 20 trading days, the symbol will revert back to ‘BDCG.”  The Company’s common stock will also trade under a new CUSIP number of 098003205 beginning tomorrow.

The Company's stockholders approved the 1-for-400 reverse stock split at the Company’s annual meeting of stockholders held on December 20, 2012.   Upon the effective time of the reverse stock split, every 400 shares of the Company’s issued  and outstanding common stock will be automatically combined and converted into one issued and outstanding share of the Company’s common stock.  The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as all outstanding stock options and other securities exercisable for, or convertible into, the Company’s common stock. No fractional shares will be issued in connection with the reverse stock split, and any stockholders who would otherwise hold a fractional share of the Company’s common stock after the reverse stock split will receive a cash payment in lieu of such fractional share.  The amount of such cash payment will be determined by today’s closing market price of the Company’s common stock as reported on the OTCQB.

The Company’s stockholders with shares of common stock held in book-entry form or through a bank, broker or other nominee are not required to take any action and should see the impact of the reverse stock split reflected in their accounts shortly after today.  Beneficial holders may contact their bank, broker or other nominee for more information.

The Company’s stockholders with shares of common stock held in certificate form are required to exchange their stock certificates to receive a new certificate representing the shares of common stock resulting from the reverse stock split and any fractional share payment they may be entitled to receive from the Company.  The Company’s exchange agent, Corporate Stock Transfer, will be sending to those stockholders instructions regarding the exchange of stock certificates and the process for receiving any cash payment for fractional shares.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 20, 2012, a copy of which is available at www.sec.gov.

About Bonds.com Group, Inc.

Bonds.com Group, Inc., through its subsidiary Bonds.com, Inc., serves institutional fixed income investors by providing a comprehensive, zero subscription fee online trading platform for corporate fixed income securities. The Company provides a global solution for trading small lot inventories electronically.  More information about the Company and its trading platform may be found at www.bonds.com.

Forward-Looking Statements

Statements made in this press release that are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements often can be identified by the use of terms, and words or phrases with similar meaning, such as “may”, “will”, “expect”, “believe”, “anticipate”, “estimate”, “approximate”, “plan” or “continue”, or the negative thereof. Forward-looking statements include statements about the Company’s anticipated or future business and operations, its business plan and the prospects or outlook for its future business and financial performance. The Company intends that such forward-looking statements be subject to the safe harbors for such statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s current expectations and assumptions. However, forward-looking statements, and such expectations and assumptions, are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs and the other risks, uncertainties and factors set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Bonds.com Group, Inc.

Bonds.com, Inc. – Member FINRA/SIPC/MSRB

contactus@bonds.com

SOURCE: Bonds.com Group, Inc.